Exhibit 5.1

Our reference AF/TRIT29239-9184444	ONE ONE ONE Eagle Street 111 Eagle Street, Brisbane QLD 4000, Australia GPO Box 9925, Brisbane QLD 4001, Australia Tel +61 7 3228 9333 Fax +61 7 3228 9444 www.corrs.com.au

Sydney

Melbourne

Brisbane

Perth

Port Moresby

10 March 2023

Tritium DCFC Limited 48 Miller Street Murarrie QLD 4172	Contact Alexandra Feros (07) 3228 9789 Email: alexandra.feros@corrs.com.au

Dear Sir/Madam

Registration Statement on Form F-3

We have been retained as Australian legal advisers to Tritium DCFC Limited ACN 650 026 314 (Tritium DCFC), a company which is incorporated in Australia, in connection with its filing of a registration statement on Form F-3, on or about 10 March 2023, to which this opinion letter is attached as an exhibit (such registration statement, as amended, including the documents incorporated by reference therein, the Registration Statement) under the U.S. Securities Act of 1933, as amended (Securities Act), with the U.S. Securities and Exchange Commission (the Exchange Commission).

The Registration Statement relates to the registration of:

(a)	fully paid ordinary shares in the capital of Tritium DCFC, no par value (Ordinary Shares);

(b)	fully paid preference shares in the capital of Tritium DCFC, no par value (Preference Shares) which may convert into Ordinary Shares;

(c)	warrants to subscribe for Ordinary Shares (Warrants);

(d)	rights to subscribe for Ordinary Shares (Rights); and

(e)	units consisting of any combination of the other types of securities offered under the Registration Statement to subscribe for Ordinary Shares (Units),

that may be issued by Tritium DCFC from time to time up to an aggregate dollar amount of USD $500,000,000.

Each of:

(a)	the Ordinary Shares that Tritium DCFC may, in Tritium DCFC’s sole discretion, issue under the Registration Statement or a supplement to the Registration Statement;

(b)	the Ordinary Shares which may become issuable on conversion of any Preference Shares issued by Tritium DCFC under the Registration Statement or a supplement to the Registration Statement;

10 March 2023 Tritium DCFC Limited Registration Statement on Form F-3

(c)	the Ordinary Shares which may become issuable on exercise, vesting or conversion of any Warrants issued by Tritium DCFC under the Registration Statement or a supplement to the Registration Statement;

(d)

the Ordinary Shares which may become issuable on exercise, vesting or conversion of any Rights issued by Tritium DCFC under the Registration Statement or a supplement to the Registration Statement; and

(e)	the Ordinary Shares which may become issuable on exercise, vesting or conversion of any Units issued by Tritium DCFC under the Registration Statement or a supplement to the Registration Statement,

are together referred to in this letter as the Shares.

1	Material reviewed

In connection with the opinions in this letter, we have reviewed:

(a)	a copy of the Registration Statement;

(b)	a copy of the certificate of registration of Tritium DCFC;

(c)	a copy of the constitution of Tritium DCFC as at the date of this letter;

(d)	a copy of the minutes of the board of directors of Tritium DCFC held on 3 March 2023 authorising the filing of the Registration Statement (Board Minutes);

(e)	the results of a search conducted at 10.09am Brisbane time on 9 March 2023 of the Australian Securities and Investments Commission (ASIC) database for Tritium DCFC (ASIC Search);

(f)

a copy of an extract of Tritium DCFC’s members register as at 28 February 2023 (Brisbane time) as maintained by Computershare Inc. and Computershare Trust Company, N.A. (Extract of Members Register); and

(g)	such other instruments, agreements, certificates, minutes, resolutions and other documents we deem necessary in order to give the opinions expressed below.

We have also considered such questions of law as we have considered relevant or necessary in order to give the opinions expressed below.

2	Opinions

Subject to the assumptions and qualifications set out in Schedule 1 and elsewhere in this letter, and subject further to the following:

(a)	the Registration Statement and any supplement to the Registration Statement, as finally amended, having become effective under the Securities Act and continuing to be so effective;

(b)	the Board Minutes remaining in full force and effect and not having been rescinded or amended; and

(c)	if and when Shares are issued in accordance with the Registration Statement or a supplement to the Registration Statement:

10 March 2023 Tritium DCFC Limited Registration Statement on Form F-3

(i)	valid entries will be made in relation to those Shares in the books and registers of Tritium DCFC; and

(ii)	Tritium DCFC will update ASIC’s records to reflect the issue of those Shares;

(d)	if and when Preference Shares are issued in accordance with the Registration Statement or a supplement to the Registration Statement:

(i)	valid entries will be made in relation to those Preference Shares in the books and registers of Tritium DCFC; and

(ii)	Tritium DCFC will update ASIC’s records to reflect the issue of those Preference Shares;

(e)	if and when Warrants are issued, valid entries will be made in relation to those Warrants in the books and registers of Tritium DCFC;

(f)	if and when Rights are issued, valid entries will be made in relation to those Rights in the books and registers of Tritium DCFC; and

(g)	if and when Units are issued, valid entries will be made in relation to those Units in the books and registers of Tritium DCFC,

we are of the opinion that:

(h)	Tritium DCFC has been duly incorporated and is validly registered and existing under the laws of the Commonwealth of Australia;

(i)

if and when the issuance of Shares has been duly authorised by appropriate corporate action and those Shares have been duly issued in accordance with the Registration Statement or any supplement to the Registration Statement, those Shares will be validly issued and fully paid and will not be subject to any call for payment of further capital;

(j)

if and when the issuance of Preference Shares has been duly authorised by appropriate corporate action and those Preference Shares have been duly issued in accordance with the Registration Statement or any supplement to the Registration Statement, those Preference Shares will be validly issued and fully paid and will not be subject to any call for payment of further capital;

(k)

if and when the issuance of Warrants pursuant to an agreement governed by the laws of Australia (Australian Warrants) has been duly authorised by appropriate corporate action and those Australian Warrants have been duly issued in accordance with the Registration Statement or any supplement to the Registration Statement, those Australian Warrants will be validly issued;

(l)

if and when the issuance of Rights pursuant to an agreement governed by the laws of Australia (Australian Rights) has been duly authorised by appropriate corporate action and those Australian Rights have been duly issued in accordance with the Registration Statement or any supplement to the Registration Statement, those Australian Rights will be validly issued; and

10 March 2023 Tritium DCFC Limited Registration Statement on Form F-3

(m)

if and when the issuance of Units pursuant to an agreement governed by the laws of Australia (Australian Units) has been duly authorised by appropriate corporate action and those Australian Units have been duly issued in accordance with the Registration Statement or any supplement to the Registration Statement, those Australian Units will be validly issued.

3	General

The opinions in this letter:

(a)	relate exclusively to the documents and transactions described in it;

(b)	are strictly limited to the matters stated in the opinion, and no opinion or belief is implied or may be inferred beyond the matters expressly stated in the opinion;

(c)

are addressed to and given for the benefit of Tritium DCFC and may be relied upon by Tritium DCFC and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This letter may not in any circumstance be:

(i)	relied upon, by any other person; or

(ii)	used in connection with any other transaction,

without our prior written consent; and

(d)

are given solely to matters governed by, and should be interpreted in accordance with, the laws of the Commonwealth of Australia as in force and as interpreted at 9.00am Brisbane time on the date of this letter, and we have no obligation to inform you of any change in any relevant law occurring after that time.

We express no opinion as to any laws or any matter relating to any laws other than the laws of Australia.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, as amended.

Yours faithfully

Corrs Chambers Westgarth

/s/ Alexandra Feros

Alexandra Feros

Partner

10 March 2023 Tritium DCFC Limited Registration Statement on Form F-3

Schedule 1

Assumptions and Qualifications

1	Assumptions

We have assumed (without making any investigation) that:

(a)	with respect to all documents reviewed by us:

(i)	all signatures, sealings or markings are genuine;

(ii)

any individual, corporate entity or governmental authority signing, sealing or otherwise marking any of such documents had the requisite legal capacity at all relevant times to sign, seal or otherwise mark such documents;

(iii)	all documents submitted to us as originals are authentic and complete;

(iv)	all documents submitted to us as copies or as a reproduction (including facsimiles) conform to the authentic original documents; and

(v)	the corporate records of Tritium DCFC are complete, true and accurate;

(b)	if we have reviewed a draft of a document rather than an executed copy, the document will be executed in the form of that draft;

(c)	Tritium DCFC has disclosed to us all the information it and any of its officers and employees are aware of and which might affect our findings;

(d)	any documents and information given to us by Tritium DCFC or any of its employees, officers, advisers, agents or representatives are accurate and complete;

(e)	all factual matters in all documents provided to us in connection with this opinion are true and correct;

(f)

each document reviewed by us has been validly executed by each entity expressed to be a party to it and the obligations of each party under each document reviewed by us are valid, blinding and (subject to the terms of each document) enforceable;

(g)	each party to a document reviewed by us, other than Tritium DCFC, is validly registered and existing under the laws of its place of incorporation;

(h)

each party to a document reviewed by us has the power to enter into and perform its obligations under that document and has taken all necessary corporate and other action to authorise the execution, delivery and performance of that document in accordance with its terms;

(i)	the filing of the Registration Statement with the Exchange Commission has been authorised by all necessary actions under all applicable laws other than Australian law;

(j)

the constitution of Tritium DCFC examined by us remains in full force and effect and no alteration has been made or will be made to the constitution prior to the date of allotment and issue of the Shares and the date of allotment and issue of the Preference Shares (in each case, an Allotment Date);

10 March 2023 Tritium DCFC Limited Registration Statement on Form F-3

(k)

except to the extent that the ASIC Search is inconsistent with the information disclosed by the Extract of Members Register, the information disclosed by the ASIC Search conducted by us was complete, accurate and up to date as at the date of the ASIC Search, that the position has not changed since the time at which the ASIC Search was undertaken and that the result of the ASIC Search will remain complete and accurate at each Allotment Date;

(l)	the information disclosed by the Extract of Members Register is complete, accurate and up to date as at 28 February 2023 (Brisbane time) and that the position has not changed since that time;

(m)	Tritium DCFC has complied with its reporting and filing obligations under all applicable laws;

(n)	each document reviewed by us in connection with this opinion:

(i)	is accurate, complete and up-to-date;

(ii)	has not been varied, amended or terminated; and

(iii)	has not been superseded by some other document or action of which we are not aware;

(o)	no material information or documents have been withheld from us, whether deliberately or inadvertently; and

(p)

the resolutions of the directors of Tritium DCFC were duly passed as resolutions of the directors of Tritium DCFC (and, in the case of minutes of a meeting of the board of directors of Tritium DCFC, were accurately minuted), all constitutional, statutory and other formalities were duly observed (including that all provisions relating to the declaration of directors’ interests or the power of interested directors to vote were properly complied with and, in the case of minutes of a meeting of the board of directors of Tritium DCFC, the meeting was properly convened, a quorum was present at all times and all directors who attended and voted at that meeting were entitled to do so), such resolutions were duly adopted, and such resolutions have not been revoked or varied and remain in full force and effect and will remain so at each Allotment Date.

2	Qualifications

Our opinions in this letter are subject to the following qualifications and limitations:

(a)	this opinion only relates to the laws in Australia in force at the date of this opinion and does not express or imply an opinion as to the laws of any other jurisdiction;

(b)	we are not able to comment on, and express no opinion on whether:

(i)	the information given to us for the purposes of this opinion is adequate;

(ii)	the documents given to us for the purposes of this opinion are complete;

10 March 2023 Tritium DCFC Limited Registration Statement on Form F-3

(iii)	the documents given to us for the purposes of this opinion comprise all relevant documents;

(iv)	there is other information relevant to the matters referred to in this opinion;

(v)	all relevant documents and information have been correctly filed; or

(vi)	there are any other matters not brought to our attention which a reasonable person may consider material in relation to the matters referred to in this opinion;

(c)	we do not accept any responsibility for omissions or inaccuracies in this opinion resulting from documents or information not given to us;

(d)

we have relied on the Extract of Members Register and the ASIC Search and have not made any independent investigations or searches. We note that the records of ASIC available for public search may not be complete, accurate or up to date. To the extent of any inconsistency between the ASIC Search and the Extract of Members Register, we have assumed that the information in the Extract of Members Register prevails over the information in the ASIC Search; and

(e)

if a person for whose benefit our opinion is given is actually aware of or believes there to be a false or misleading statement or an omission of the information requested to be provided to us in connection with the work performed by us in rendering this opinion, that person may not rely on this opinion in relation to that statement or omission and should seek legal advice on the specific matter concerned.